AMENDMENT TO CUSTODIAN CONTRACT

Amendment dated September 15, 2006, to the Custodian Contract (the “Contract”), dated December 10, 1990, as amended, by and between State Street Bank and Trust Company (the “Custodian”) and Western Asset Funds, Inc. (the “Fund”) (previously Western Asset Trust, Inc.), on behalf of each of its Portfolios (each, a “Portfolio”).

WHEREAS, the Custodian serves as the custodian of each Portfolio’s assets pursuant to the Custodian Contract;

WHEREAS, the Custodian and the Fund desire to amend the Custodian Contract to permit the Custodian to make “free delivery” of cash and other assets of the Portfolios to Repo Custodians (as defined below) for the purpose of tri-party repurchase transactions from time to time; and

WHEREAS, the Fund and the Custodian wish to amend the Contract provisions for Proper Instructions.

NOW THEREFORE, the Custodian and the Fund hereby agree to amend the Custodian Contract by adding the following provisions:

I.	New Section 2.2(15) is hereby added, and existing Section 2.2(15) is hereby amended and renumbered as 2.2(16) as set forth below:

Section 2.2 Delivery of Securities

(15)	For delivery to one or more co-custodians (each, a “Repo Custodian”) appointed by the Fund on behalf of a Portfolio and communicated to the Custodian by Proper Instructions, including Schedule D (as may be amended from time to time) attached to this Contract, duly executed by an authorized officer of such Fund, for the purpose of engaging in tri-party repurchase transactions (“Tri-Party Repos”), which delivery may be made without contemporaneous receipt by the Custodian of assets in exchange therefor, and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund or any of its Portfolios, the Custodian shall have no further responsibility or obligation to the Fund or any of its Portfolios, as a custodian for the Portfolio with respect to the securities so delivered (each such delivery, a “Free Trade”), provided that, in preparing reports of monies received or paid out of the Portfolio or of assets comprising the Portfolio, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian’s reports until such assets are received by the Custodian; and

(16)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of a Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities is to be made.

II.	New Section 2.8(7) is hereby added, and existing Section 2.8(7) is hereby amended and renumbered as 2.8(8) as set forth below:

Section 2.8 Payment of Fund Monies

(7)	For payment of cash to one or more Repo Custodians appointed by the Fund on behalf of a Portfolio and communicated to the Custodian by Proper Instructions, including Schedule D (as may be amended from time to time) attached to this Contract, duly executed by an authorized officer of the Fund, for the purpose of engaging in Tri Party Repos, which delivery may be made without contemporaneous receipt by the Custodian of assets in exchange therefor, and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund on behalf of a Portfolio, the Custodian shall have no further responsibility or obligation to the Fund as a custodian for the Portfolio with respect to the cash so delivered in a Free Trade, provided that, in preparing reports of monies received or paid out of the Portfolio or of assets comprising the Portfolio, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian’s reports until such assets are received by the Custodian; and

(8)	For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of a Portfolio specifying securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such payment is to be made.

III.	Section 2.17 is amended and replaced as follows:

Section 2.17 Proper Instructions

Proper Instructions, which may also be standing instructions, as used throughout this Contract, shall mean instructions received by the Custodian from the Fund on behalf of a Portfolio, the Fund’s investment manager, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person or entity giving such instructions, provided that the Fund on behalf of a Portfolio has followed any security procedures agreed to from time to time by the Fund on behalf of a Portfolio and the Custodian, including, but not limited to, the security procedures selected by the Fund on behalf of a Portfolio in the Funds Transfer Addendum to this Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund on behalf of a Portfolio shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.13 of this Contract. The Fund on behalf of a Portfolio or the Fund’s investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund on behalf of a Portfolio to the contrary.

IV.	New Sub-Section 4.4.1(xii) is hereby added, as set forth below. Existing Sub-Section 4.4.1(xii) is renumbered as 4.4.1(xiii).

4.4	Transactions in Foreign Custody Account.

4.4.1	Delivery of Foreign Assets.

(xii)	For delivery to one or more Repo Custodians appointed by the Fund on behalf of a Portfolio and communicated to the Custodian by Proper Instructions, including Schedule D (as may be amended from time to time) attached to this Contract, duly executed by an authorized officer of the Fund on behalf of a Portfolio, for the purpose of engaging in Tri-Party Repos, which delivery may be made without contemporaneous receipt by the Custodian of assets in exchange therefor, and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund on behalf of a Portfolio, the Custodian shall have no further responsibility or obligation to the Fund as a custodian for the Fund on behalf of a Portfolio with respect to the securities so delivered in a Free Trade, provided that, in preparing reports of monies received or paid out of the Portfolio or of assets comprising the Portfolio, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian’s reports until such assets are received by the Custodian; and

V.	New Sub-Section 4.4.2(viii) is hereby added, as set forth below. Existing Sub-Section 4.4.2(viii) is renumbered as 4.4.2(ix).

4.4.2	Payment of Portfolio Monies.

(viii)

For delivery to one or more Repo Custodians appointed by the Fund on behalf of a Portfolio and communicated to the Custodian by Proper Instructions, including Schedule D (as may be amended from time to time) attached to this Contract, duly executed by an authorized officer of the Fund on behalf of a Portfolio, for the purpose of engaging Tri-Party Repos, which delivery may be made without contemporaneous receipt by the Custodian of assets in exchange therefor, and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund on behalf of a Portfolio, the Custodian shall have no further responsibility or obligation to the Fund on behalf of a Portfolio as a custodian for the Fund on behalf of a Portfolio with respect to the cash so delivered in a Free Trade, provided that, in preparing reports of monies received or paid out of the Portfolio or of assets comprising the Portfolio, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian’s reports until such assets are received by the Custodian; and

VI.	Except as specifically superseded or modified, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this amendment and this amendment, the terms of this amendment shall prevail.

EXECUTED to be effective as of the date set forth above.

WESTERN ASSET FUNDS, INC.
On Behalf of its Portfolios
Listed on Appendix A

By:	/s/ Lisa G. Mrozek
Name:	Lisa G. Mrozek
Title:	Secretary

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James L. Hooley
Name:	Joseph L. Hooley
Title:	Executive Vice President

Appendix A

Dated September 15, 2006

TO

CUSTODIAN CONTRACT BETWEEN WESTERN ASSET FUNDS, INC., AND

STATE STREET BANK AND TRUST COMPANY

DATED DECEMBER 10, 1990

Portfolio Name

Western Asset Absolute Return Portfolio

Western Asset Core Bond Portfolio

Western Asset Core Plus Bond Portfolio

Western Asset Enhanced Equity Portfolio

Western Asset Global Strategic Income Portfolio

Western Asset High Yield Portfolio

Western Asset Inflation Indexed Plus Bond Portfolio

Western Asset Intermediate Bond Portfolio

Western Asset Intermediate Plus Bond Portfolio

Western Asset Limited Duration Bond Portfolio

Western Asset Money Market Portfolio

Western Asset Non-U.S. Opportunity Bond Portfolio

Western Asset U.S. Government Money Market Portfolio

SCHEDULE D

Dated: September 15, 2006

To

Custodian Contract

Dated December 10, 1990, between

State Street Bank and Trust Company and

Western Asset Funds, Inc.

On Behalf of its Portfolios

TRI-PARTY REPO CUSTODIAN BANKS	ACCOUNT NUMBERS

Authorized Signature of Fund Officer:

By:
Title:
Date: